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                                                                      Exhibit 21


                              UTILICORP UNITED INC.

                                  SUBSIDIARIES
                         2000 ANNUAL REPORT ON FORM 10-K


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SUBSIDIARY                                        JURISDICTION OF INCORPORATION

Aquila, Inc.                                      Delaware
Aquila Canada Corporation                         Province of Alberta
Aquila Energy Marketing Corporation               Delaware
Aquila Risk Management Corporation                Delaware
UtiliCorp Asia Pacific, Inc.                      Delaware
UtiliCorp Asia Pacific Pty Ltd.                   Australia
UtiliCorp Australia, Inc.                         Delaware
UtiliCorp South Pacific, Inc.                     Delaware
UtiliCorp Networks Canada Ltd.                    Province of Alberta
UtiliCorp Networks Canada (Alberta) Ltd.          Province of Alberta
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